Exhibit 99.1

System1 Announces Third Quarter 2022 Financial Results

•Revenue Grew 17% Year-Over-Year to $201 Million
•Gross Profit Grew 21% Year-Over-Year to $50 Million
•Adjusted Gross Profit Grew 49% Year-Over-Year to $63 Million
•Net Loss of $38 Million
•Adjusted EBITDA increased 28% to $29 Million Compared to $23 Million in the Prior Year
•Company Updates Full-Year 2022 Guidance: $830 Million to $845 Million of Revenue, $255 Million to $260 Million of Adjusted Gross Profit and $125 Million to $130 Million of Adjusted EBITDA

LOS ANGELES, CA – November 10, 2022 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced its financial results for the third quarter of 2022.

“During Q3, System1 continued to make progress on our key operating priorities, including a significant upgrade to our RAMP platform, scaling new subscription products and integrating our recent acquisitions,” commented Michael Blend, Co-Founder & Chief Executive Officer. “Despite seeing headwinds in the advertising environment, our platform generated significant annual growth and adjusted EBITDA. While continuing to invest for our longer-term success, we also retain the flexibility to deploy capital under our previously announced stock and warrant repurchase authorization.”

Tridivesh Kidambi, Chief Financial Officer of System1, commented, “While the macro environment remains challenging, we are pleased with our third quarter financial and operating results. Our business generated $63 million of adjusted gross profit via our RAMP platform, even in a difficult macro environment. We expect to see significant softness in the advertising marketplace through the rest of the year, but we remain optimistic for a rebound in 2023 and believe we have positioned our businesses to take advantage of an improving marketplace.”

Explanatory Note of Year-Over-Year Comparisons

For financial reporting purposes, S1 Holdco, LLC has been determined to be the accounting predecessor, and therefore its financial results are presented for all periods prior to the Business Combination with Trebia Acquisition Corp. (subsequently renamed System1).

Exhibit 99.1

Third Quarter 2022 Financial Highlights

•Revenue increased 17% year-over-year to $201 million compared to $171 million in the prior year.
•Gross Profit grew 21% year-over-year to $50 million.
•Adjusted Gross Profit increased 49% year-over-year to $63 million compared to $43 million in the prior year.
•Net loss of $38 million, compared to $11 million of net income in the prior year.
•Adjusted EBITDA increased 28% year-over-year to $29 million compared to $23 million in the prior year.

Full-Year 2022 Guidance

•The Company is updating its full year outlook to reflect current economic conditions. The Company expects for the full year 2022:
◦Revenue between $830 million and $845 million.
◦Adjusted Gross Profit between $255 million and $260 million.
◦Adjusted EBITDA between $125 million and $130 million.
◦2022 guidance for Revenue, Adjusted Gross Profit, and Adjusted EBITDA includes Protected.net unaudited financial results prior to January 27, 2022.

Third Quarter 2022 Business Highlights

•Released several important upgrades to its RAMP platform, including the consolidation of core ad serving systems, improved machine learning pipelines and key tooling features to leverage System1’s first-party data.
•Acquired 1.1 billion sessions to its Owned & Operated properties via its RAMP platform and increased its margin per session to 38% versus 29% last year.
•MapQuest launched a new strategic partnership with HERE Technologies, one of the world’s top data and geospatial technology providers. This partnership will provide the long-term foundation for MapQuest to invest in new products and features to enhance the service for both its individual and business customers.
•Added over 300,000 new subscribers to its suite of subscription products, and the TotalAdBlock product passed 400,000 total paying subscribers.

Exhibit 99.1

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” “within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results or “guidance” for fiscal year 2022. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the “Risk Factors” and other information included in our registration statements on Form S-4 (including the related proxy statement/prospectus) with respect to the Business Combination with Trebia Acquisition Corp. and on Form S-1, each filed with the Securities and Exchange Commission (the “SEC”), as well as System1’s Form 10-K, Form 8-K and other reports filed with the SEC from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance following completion of the Business Combination.
Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to grow and manage growth profitably, and retain its key employees; (2) our ability to acquire businesses on acceptable terms and to successfully integrate and recognize anticipated synergies from acquired businesses; (3) use of cash and other available liquidity to grow and invest in our businesses; (4) continued growth of our digital media and subscription offerings; (5) international growth; (6) our ability to develop or introduce new products, services, features and technologies; (7) our liquidity and our ability to repay or refinance our outstanding indebtedness; (8) technology, platform and infrastructure systems capacity, coverage, reliability and security; (9) changes in or recent developments related to applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); (10) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of Covid-19 and other political or societal developments. The foregoing list of factors is not exclusive.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Exhibit 99.1

Gross Profit and Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

The Company is not able to reasonably reconcile Adjusted Gross Profit to Gross Profit and Adjusted EBITDA to net income, its nearest GAAP metrics, in its guidance for future periods due to uncertainties regarding purchase accounting, stock-based compensation, taxes and other potential adjustments.

Exhibit 99.1

Unaudited Condensed Statements of Operations
(In thousands)

	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Revenue	$201,176	$171,446
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	137,681	128,885
Salaries, commissions, and benefits	55,862	15,139
Selling, general, and administrative	16,520	7,936
Depreciation and amortization	33,420	3,459
Total operating costs and expenses	243,483	155,419
Operating income (loss)	(42,307)	16,027
Other expense (income):
Interest expense	10,011	4,184
Change in fair value of warrant liabilities	4,489	—
Total other expense, net	14,500	4,184
Income (loss) before income tax	(56,807)	11,843
Income tax (benefit) provision	(19,228)	475
Net income (loss)	$(37,579)	$11,368
Net loss attributable to non-controlling interest	(5,936)	—
Net income (loss) attributable to System1, Inc.	$(31,643)	$11,368

Exhibit 99.1

Unaudited Condensed Balance Sheets
(In thousands, except for par values)

	Successor		Predecessor
	September 30, 2022		December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$31,933		$47,896
Restricted cash, current	7,338		—
Accounts receivable	78,846		90,203
Prepaid expenses and other current assets	8,756		7,689
Total current assets	126,873		145,788
Restricted cash, non-current	2,772		743
Property and equipment, net	4,349		830
Internal-use software development costs, net	12,599		11,213
Intangible assets, net	506,018		50,368
Goodwill	904,240		44,820
Operating lease assets	6,893		—
Other non-current assets	708		3,149
Total assets	$1,564,452		$256,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,242		$72,846
Accrued expenses and other current liabilities	90,265		31,284
Protected.net incentive plan liability, current	19,266		—
Deferred revenue	68,289		1,971
Operating lease liabilities, current	2,102		—
Debt, net	14,954		170,453
Total current liabilities	207,118		276,554
Operating lease liabilities, non-current	6,406		—
Debt, net	402,273		—
Warrant liability	18,158	—
Deferred tax liability	120,724		7,789
Protected.net incentive plan liability, non-current	11,517		—
Other liabilities	2,909		969
Total liabilities	769,105		285,312
Commitments and contingencies
EQUITY / MEMBERS' DEFICIT
Class A common stock - $0.0001 par value; 250,000 shares authorized, 91,490 Class A shares issued and outstanding as of September 30, 2022	9		—
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,747 Class C shares issued and outstanding as of September 30, 2022	2		—
Additional paid-in capital	767,169		—
Accumulated deficit	(150,016)		—
Members' deficit	—		(28,829)
Accumulated other comprehensive income	13		428
Total equity/members' deficit attributable to System1, Inc.	617,177		(28,401)
Non-controlling interest	178,170		—
Total equity/members' deficit	795,347		(28,401)
Total liabilities and equity/members' deficit	$1,564,452		$256,911

Exhibit 99.1

The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented.

	Successor	Predecessor
	System1, Inc.	S1 Holdco LLC
($ in millions)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Net income (Loss)	$(37.6)	$11.4
Plus:
Income Tax Expense (Benefit)	(19.2)	0.5
Interest Expense	10.0	4.2
Depreciation & Amortization	33.4	3.5
Other Expense	2.3	—
Stock-Based Compensation & Distributions To Members	8.0	0.7
Protected.net Acquisition Bonus Accrual	22.6	—
Non-cash revaluation of warrant liability	4.5	—
Acquisition & Restructuring Costs	5.5	2.9
Adjusted EBITDA	$29.5	$23.2

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented.

	Successor	Predecessor
	System1, Inc.	S1 Holdco LLC
($ in millions)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Revenue	$201.2	$171.4
Less: Cost of revenues (excluding depreciation and amortization)	(137.7)	(128.9)
Less: Depreciation and amortization related to cost of revenues	(13.5)	(1.1)
Gross Profit	50.0	41.4
Add: Depreciation and amortization related to cost of revenues	13.5	1.1
Adjusted Gross Profit	$63.5	$42.5

Investors:

Brett Milotte
ICR, Inc.
Brett.milotte@icrinc.com